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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                              -------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported)

                               SEPTEMBER 24, 2004

                              -------------------


                                 SCANSOFT, INC.
             (Exact name of registrant as specified in its charter)

       DELAWARE                    000-27038                     94-3156479
       --------                    ---------                     ----------
 (State or Other Jurisdiction   (Commission File               (IRS Employer
      of Incorporation)             Number)                  Identification No.)

                               9 CENTENNIAL DRIVE
                          PEABODY, MASSACHUSETTS 01960
          (Address of Principal Executive Offices, including Zip Code)

                                 (978) 977-2000
              (Registrant's telephone number, including area code)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):


[  ] Written communications pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 27, 2004, ScanSoft, Inc. ("ScanSoft") entered into a Letter Agreement (the "Letter Agreement") with James R. Arnold, Jr. in connection with Mr. Arnold's appointment to the position of Senior Vice President and Chief Financial Officer of ScanSoft. Pursuant to the terms of the Letter Agreement, Mr. Arnold will receive an annualized base salary of $285,000 and will be eligible to receive an annual incentive bonus upon the achievement of certain specified performance objectives. The Letter Agreement also provides Mr. Arnold with up to $60,000 in relocation and temporary living expenses.

The Letter Agreement further provides that Mr. Arnold will receive, subject to the approval of the Board of Directors of ScanSoft, (i) a stock option grant of 450,000 shares, with a four-year vesting schedule, 25% cliff after one year and monthly thereafter, and (ii) a restricted stock award of 125,000 shares with a three-year cliff vesting schedule, with opportunities for accelerated vesting based on the achievement of certain specified objectives.

Pursuant to the terms of the Letter Agreement, if Mr. Arnold's employment is terminated by ScanSoft without cause, and Mr. Arnold executes ScanSoft's standard severance agreement, Mr. Arnold will receive a severance package of six months base salary and six months paid health insurance under COBRA, plus up to $60,000 in relocation expenses. If Mr. Arnold's employment is terminated by ScanSoft without cause within six months following a change of control, and Mr. Arnold executes ScanSoft's standard severance agreement, Mr. Arnold will receive a severance package of twelve months base salary and twelve months paid health insurance under COBRA, plus immediate acceleration of any unvested stock options or restricted stock.

On September 28, 2004, ScanSoft entered into a Settlement Agreement and General Release (the "Settlement Agreement") with David Gerth in connection with Mr. Gerth's resignation as Senior Vice President and Chief Financial Officer of ScanSoft. Pursuant to the terms of the Settlement Agreement, Mr. Gerth will receive, among other things, twelve (12) weeks salary.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On September 24, 2004, David Gerth resigned from his position as Senior Vice President and Chief Financial Officer of ScanSoft and from any and all other appointments he holds with any affiliates or subsidiaries of ScanSoft, whether as an officer, director, employee, consultant, agent or otherwise.

On September 28, 2004, ScanSoft announced that James R. Arnold, Jr. was appointed to the position of Senior Vice President and Chief Financial Officer of ScanSoft, effective immediately. Mr. Arnold is a Certified Public Accountant with an extensive background in financial management, operations and accounting. He most recently served as Corporate Vice President and Corporate Controller of Cadence Design Systems, Inc. Previously, he held a variety of increasingly senior positions at Ascential Software Corporation, including Vice President and Chief Financial Officer. Prior to joining Ascential in 1997, Mr. Arnold was the Corporate Controller at Centura Software Corporation. Mr. Arnold began his career in 1983 at Price Waterhouse LLP (now PricewaterhouseCoopers) as an auditor and consultant.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

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99.1     Press Release dated as of September 28, 2004.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                    SCANSOFT, INC.

                                                 By: /s/ Gerald C. Kent, Jr.
                                                    ----------------------------
                                                    Gerald C. Kent, Jr.
                                                    Chief Accounting Officer
                                                    and Controller

Date: September 29, 2004



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                                  EXHIBIT INDEX


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EXHIBIT NO.    DESCRIPTION
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99.1           Press Release dated as of September 28, 2004.

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